UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2023
Equitable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
1290 Avenue of the Americas, New York, New York                     10104
(Address of principal executive offices) (Zip Code)
(212) 554-1234
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
The financial information in Exhibit 99.1 (the “Financial Supplement”) is based on Equitable Holdings, Inc.’s (“EQH,” the “Company,” or “our”) implementation of the adoption of the Financial Accounting Standards Board’s Accounting Standard Update 2018-12 Financial Services - Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts (“LDTI”) and on changes to our reportable segments and is currently unaudited.
We expect to file recast audited financial statements for the years ended December 31, 2022 and 2021, shortly after the filing with the Securities and Exchange Commission of our Form 10-Q for the quarter ended March 31, 2023. The information in Exhibit 99.1 is being provided prior to the availability of the audited financial statements to assist investors and other users of our financial statements in evaluating the impact of LDTI on the Company’s financial position and results of operations and changes to our reportable segments. It is possible that the recast audited financial statements may differ, perhaps materially, from the information included in Exhibit 99.1.
Further, the Financial Supplement is also being revised to reflect the reorganization of the Company’s business into six reportable segments to reflect how the Company's chief operating decision maker currently evaluates financial results. In addition to the current segments, which consist of individual retirement, group retirement, investment management and research, and protection solutions, the Company will be adding two additional segments: wealth management and legacy. Our wealth management business offers discretionary and non-discretionary investment advisory accounts, financial planning and advice, insurance, and annuity products. Our legacy segment consists of our fixed-rate GMxB business written prior to 2011. The Company will begin to report under the new reporting segment structure with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.
The information in this Item (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
See Item 7.01 below for additional information.

Item 7.01    Regulation FD Disclosure.
As described above, EQH is updating the Financial Supplement for the period ended December 31, 2022 furnished herewith as Exhibit 99.1, to reflect the implementation of LDTI and changes to the Company’s reportable segments.
Effective January 1, 2023, we adopted the LDTI accounting guidance, which includes changes to the existing recognition, measurement, presentation, and disclosure requirements for long-duration contracts issued by an insurance entity, and applied the modified retrospective adoption method, except for market risk benefits for which we applied a full retrospective transition approach.
The change in segments and presentation referred to above had no impact on the Company’s historical consolidated financial position, results of operations or cash flows, as reflected in the updated Financial Supplement. To facilitate our investors’ ability to evaluate the changes resulting from LDTI and our resegmentation, the Company has prepared a presentation, attached hereto as Exhibit 99.2, which outlines the key areas of impact. This presentation will be made available to investors on April 4, 2023, on our website, http://ir.equitableholdings.com.
The information in this Item (including Exhibit 99.1 and 99.2) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Financial Supplement for the period ended December 31, 2022 (adjusted for January 1, 2023 LDTI adoption) (furnished and not filed)
99.2	Investors Briefing Supplement (adjusted for January 1, 2023 LDTI adoption) (furnished and not filed)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: April 4, 2023	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Associate General Counsel